Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended June			Year-to-Date June
	2009	2008	Change	2009	2008	Change
Income Account-
Retail Revenue-
Fuel	$1,306	$1,392	$(86)	$2,558	$2,595	$(37)
Non-Fuel	1,987	2,057	(70)	3,800	3,860	(60)
Wholesale Revenues	438	591	(153)	889	1,105	(216)
Other Electric Revenues	128	143	(15)	251	272	(21)
Non-regulated Operating Revenues	26	32	(6)	53	66	(13)
Total Revenues	3,885	4,215	(330)	7,551	7,898	(347)
Fuel and Purchased Power	1,582	1,819	(237)	3,096	3,364	(268)
Non-fuel O & M	832	915	(83)	1,702	1,812	(110)
MCAR Litigation Settlement	0	0	0	202	0	202
Depreciation and Amortization	377	359	18	767	703	64
Taxes Other Than Income Taxes	208	198	10	408	387	21
Total Operating Expenses	2,999	3,291	(292)	6,175	6,266	(91)
Operating Income	886	924	(38)	1,376	1,632	(256)
Other Income, net	67	(37)	104	112	25	87
Interest Charges	233	229	4	459	446	13
Income Taxes	226	225	1	393	403	(10)
Net Income	494	433	61	636	808	(172)
Dividends on Preferred and Preference Stock of Subsidiaries	16	16	0	32	32	0
NET INCOME AFTER DIVIDENDS ON PREFERRED AND PREFERENCE STOCK (See Notes)	$478	$417	$61	$604	$776	$(172)

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.